Exhibit 99.1

FOR IMMEDIATE RELEASE

Bluejay Diagnostics and SanyoSeiko Expand Strategic Partnership to Advance Commercialization of Symphony Platform

Acton, MA, USA and Yamanashi, Japan – October 9, 2025 – Bluejay Diagnostics, Inc. (NASDAQ: BJDX) (“Bluejay”), a medical diagnostics company focused on developing rapid near-patient testing solutions for critical care, today announced that it has entered into an Agreement to Amend the Master Service Agreement and the Master Supply Agreement with SanyoSeiko Co., Ltd. (“SanyoSeiko”), a Japan-based contract manufacturer specializing in medical devices and precision engineering.

The amended agreement was entered into in connection with Bluejay expanding SanyoSeiko’s role in helping to commercialize Bluejay’s Symphony platform, a near-patient testing system designed to provide rapid and reliable results for key biomarkers such as IL-6 in sepsis management.

Pursuant to statements of work that Bluejay has begun providing to Sanyoseiko under this agreement, Sanyoseiko will provide end-to-end support for the Symphony platform, including supporting the manufacturing redevelopment process for analyzers and cartridges (with hardware, software, and design updates), managing raw material sourcing and vendor compliance, and serving as Bluejay’s contract manufacturing organization for analyzers, cartridges, and related components. In this capacity, Sanyoseiko will oversee fulfillment, kit assembly, labeling, packaging, shipping, and quality control of manufactured products, while also providing regulatory and quality management support, and equipment storage and maintenance.

“This expanded partnership marks a key milestone in Bluejay’s commercialization strategy for the Symphony platform,” said Neil Dey, CEO of Bluejay. “By formalizing SanyoSeiko’s role as manufacturing partner, we strengthen our supply chain resilience, secures high-quality production capacity, and advances readiness for broader clinical validation and market introduction.”

“We are excited to extend our partnership with Bluejay Diagnostics,” added Futoshi Shirakawa, CEO of SanyoSeiko Co., Ltd. “Our technical capabilities and manufacturing experience will support the successful commercialization of Symphony, a platform with the potential to make a meaningful impact in critical care diagnostics worldwide.”

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About Bluejay Diagnostics:

Bluejay Diagnostics, Inc. is a medical diagnostics company focused on improving patient outcomes using its Symphony System, a cost-effective, rapid, near-patient testing system for sepsis triage and monitoring of disease progression. Bluejay does not yet have regulatory clearance for the Symphony System, and we will need to receive regulatory authorization from the U.S. Food and Drug Administration before Symphony can be marketed as a diagnostic product in the United States. Bluejay’s first product candidate, an IL-6 Test for sepsis, is designed to provide accurate, reliable results in approximately 20 minutes from ’sample-to-result’ to help medical professionals make earlier and better triage/treatment decisions. More information is available at www.bluejaydx.com.

About SanyoSeiko Co., Ltd.

SanyoSeiko Co., Ltd., headquartered in Yamanashi, Japan, is a precision engineering and contract manufacturing company with expertise in medical device design, development, and production. The company provides high-quality solutions in hardware, software, packaging, and fulfillment for global healthcare partners. More information is available at https://sanyoseiko.co.jp/en/

Forward-Looking Statements:

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Litigation Reform Act. Forward-looking statements in this press release include, without limitation, statements pertaining to Bluejay’s relationship with SanyoSeiko and the work SanyoSeiko has been requested to undertake for Bluejay supporting the manufacturing process redevelopment, supply chain management, and manufacturing of Bluejay’s Symphony platform. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “suggest,” “will,” and similar expressions. The Company has based these forward-looking statements on its current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements the Company makes. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including market and other conditions and those discussed under item 1A. “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2025, and in Part II, Item 1A, “Risk Factors” in its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 13, 2025 and August 7, 2025, respectively. You should not place undue reliance on these forward-looking statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may not occur or may be materially different from any future results or performance suggested by the forward-looking statements in this release. This press release speaks as of the date indicated above. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any future changes in the Company’s expectations of results or any future change in events, except as required by law.

Investor Contact:
Neil Dey
Bluejay Diagnostics, Inc.
neil.dey@bluejaydx.com
978-631-0310

Website: www.bluejaydx.com

Hogan Lovells